UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) NOVEMBER 28, 2004
                                                 -------------------------------

                            WESTERN GOLDFIELDS, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                      IDAHO
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

           0-50894                                        38-3661016
--------------------------------------------------------------------------------
   (Commission File Number)                   (IRS Employer Identification No.)

   961 MATLEY LANE, SUITE 120
   RENO, NEVADA                                             89502
--------------------------------------------------------------------------------
  (Address of Principal Executive Offices)                (Zip Code)

                                 (775) 337-9433
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

     On November 28, 2004 Western Goldfields, Inc. (the "Company") signed a Mining Venture Agreement with 321Gold, Inc. ("321"). The agreement covers sixteen mining claims relating to the Sunny Slope properties in Mineral County, Nevada and an area of interest including all lands within approximately one mile beyond the boundary of the claims. The parties entered into the agreement as the exclusive means by which they would accomplish the following purposes:

     -    acquiring properties within the area of interest;
     - evaluating the possible development of the properties within the area of interest;
     - marketing ores, minerals and mineral resources produced from the properties covered by the agreement; and
     - performing any other activity necessary, appropriate, or incidental to any of the foregoing.

     The Company's initial contribution under the agreement is its interests in the sixteen claims covered by the agreement. 321's initial contribution is $1,000,000, which is to be used to fund the operations to be carried out under the agreement and budgets approved under the agreement and shall be expended by the end of the calendar year 2006. Each party is obligated to contribute funds to adopted programs under the agreement in proportion to their respective participating interests. If a party elects to contribute less than its respective participating interest, its participating interest will be reduced proportionally with respect to the lesser amount of the contribution. The overall policies, objectives, procedures, methods and actions under agreement are determined by a committee with each party appointing one member. The party with the largest participating interest may break any deadlock of the committee. A manager has the overall management responsibility for operations under the agreement. The Company has been appointed as the manager.

     The Company's initial participating interest is 49%, and 321's initial participating interest is 51%. The Company has the right at any time to convert its participating to a 4% of 100% net smelter returns interest. If the Company exercises this right, it will have no further obligation to make any further expenditures under the agreement.

     321's participating interest will increase to 70% if it has produced at least 500 ounces of gold from the properties covered by the agreement within three years of the date of the agreement if the Company has not been called upon to make a cash contribution. If 321 obtains a 70% participating interest, the Company has the right for one year to increase its participating interest to 70% and reduce 321's participating interest to 30% by paying 321 two and one-half times 321's actual expenditures for exploration and development on the properties covered by the agreement.

     Phase I, the exploration program, is planned to commence upon the signing of the agreement with a total estimated budget of $225,000. The budget for Phase II, the development program of a small underground mine, which could follow Phase I pending successful results of Phase I, is currently estimated at $775,000.

ITEM 9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS

     (a)  Not applicable.
     (b)  Not applicable.
     (c)  Exhibits.

          Exhibit No.         Description of Exhibit
          -----------         ----------------------

          10.1 Mining Venture Agreement, dated November 28, 2004, between Western Goldfields, Inc. and 321Gold, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 2, 2004                      Western Goldfields, Inc.


                                            By:    /s/  Mark C. Shonnard
                                                   -----------------------------
                                            Name:  Mark C. Shonnard
                                            Title: CFO, Treasurer and Secretary

                                  EXHIBIT INDEX


          Exhibit No.         Description of Exhibit
          -----------         ----------------------

          10.1 Mining Venture Agreement, dated November 28, 2004, between Western Goldfields, Inc. and 321Gold, Inc.